STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

02/27/2025

Work Order Item Number: W2025022702293-4273417
Filing Number: 20254697903
Filing Type: Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time: 2/27/2025 12:32:00 PM
Filing Page(s): 1

Indexed Entity Information:

Entity ID: C3430-2004
Entity Name: EASTSIDE DISTILLING, INC.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
COGENCY GLOBAL INC.*
321 W. WINNIE LANE #104, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C3430-2004
FVAguilar	Filing Number 20254697903
Secretary of State State Of Nevada	Filed On 2/27/2025 12:32:00 PM
	Number of Pages 1

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series G Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* The Board authorizes and approves increasing the amount of authorized shares of Series G Convertible Preferred Stock to 15,000,000 shares.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Signed by: Geoffrey Gwin Signature of Officer Date: 2/26/2025

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.